Exhibit 10.2


            TERMINATION OF FINANCIAL AGREEMENT AND SECURITY AGREEMENT

This Termination Agreement is made and entered into effective as of the 21st day of April, 2005 by and among First Montauk Securities Corp., a New York corporation with offices at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank NJ, 07701 (the "Introducing Firm"), First Montauk Financial Corp., a New York corporation with offices at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank NJ, 07701 (the "Holding Corp."), and Fiserv Securities, Inc., with offices at Once Commerce Square, 2005 Market Street, Philadelphia, PA 19103-3212 ("Fiserv").

     WHEREAS, the Introducing Firm, the Holding Corp. and Fiserv are parties to that certain Financial Agreement dated as of May 8, 2000, and amended as of February 1, 2001 (the "Financial Agreement");

     WHEREAS, in connection with the Amended Financial Agreement dated February 1, 2001, the Holding Corp. and Fiserv are also parties to a Security Agreement dated February 1, 2001 granting Fiserv a security interest in all of the outstanding shares of stock of the Introducing Firm owned by the Holding Corp.,

     WHEREAS, Fiserv, Inc. entered into an agreement to sell the wholly-owned subsidiary, Fiserv Securities, Inc. ("Fiserv") to Fidelity Global Brokerage Group, Inc., a subsidiary of FMR Corp.; and on March 24, 2005 Fiserv became an indirect subsidiary of Fidelity Global Brokerage Group, Inc.

     WHEREAS, Introducing Firm and National Financial Services LLC ("NFS") are entering into a new clearing agreement as of the date hereof, designed to supercede and terminate the Clearing Agreement between the Introducing Firm and Fiserv;

     WHEREAS, the Introducing Firm, the Holding Corp. and Fiserv desire to terminate the Amended Financial Agreement and Security Agreement, as of the date hereof;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

     1. Effective as of the date hereof, the Amended and Restated Financial Agreement dated February 1, 2001 is terminated and of no further force and effect and none of the parties to the Financial Agreement has any further rights or obligations under or pursuant to the Financial Agreement including the prior obligations of the Introducing Firm under paragraphs 3d and 4 thereof; except for rights or obligations intended to survive termination as specifically and expressly set forth therein.

     2. Effective of the date hereof, the Security Agreement is terminated and is no further in force or effect. Any lien, security interest or collateral granted to Fiserv is hereby released in full.

     3. This Termination Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF,  each of the parties hereto has caused this Termination
Agreement to be duly executed as of the date first above written.

FIRST MONTAUK SECURITIES CORP.


By: /s/ Victor K. Kurylak
   ----------------------------------
Name:  Victor K. Kurylak
Title: President and CEO

FIRST MONTAUK FINANCIAL CORP.


By: /s/ Victor K. Kurylak
   ----------------------------------
Name:  Victor K. Kurylak
Title: President and CEO

FISERV SECURITIES, INC.


By:    /s/ Jennifer Moran
       -------------------------------
Name:  Jennifer Moran
Title: Senior Vice President